===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: FEBRUARY 17, 1999

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         0-12771                                      95-3630868
(COMMISSION FILE NUMBER)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                10260 CAMPUS POINT DRIVE, SAN DIEGO, CA   92121
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (619) 546-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


===============================================================================

                                    FORM 8-K

ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS.

(a) On February 9, 1999, Network Solutions, Inc. ("NSI"), a subsidiary of the Registrant, announced a secondary offering of 4,580,000 shares of NSI Class A Common Stock. Of the shares sold in the offering, Registrant sold 4,500,000 shares and other selling stockholders sold 80,000 shares of NSI Class A Common Stock at $170 per share. On February 12, 1999, Registrant received net proceeds from the offering of $729 million. Prior to the secondary offering, Registrant had approximately a 72.3 percent ownership interest in NSI, which represented approximately 96.3 percent of the combined voting power of the outstanding common stock of NSI. SAIC currently owns 7,425,000 shares of NSI's Class B Common stock, which are entitled to 10 votes per share. In connection with the offering, SAIC expressed an intention to convert its Class B Common Stock into an equal number of shares of NSI's Class A Common Stock, which are entitled to one vote per share. After the secondary offering and assuming the proposed conversion of the NSI Class B Common Stock, Registrant's ownership and voting power in NSI is reduced to approximately 44.8 percent.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

    (b) Pro forma financial information is not required because NSI does not meet the significant subsidiary tests as defined in Regulation S-X Article 1-02(w).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



(Registrant)                                SCIENCE APPLICATIONS
                                            INTERNATIONAL CORPORATION



Date:   February 17, 1999                   By     /s/ William A. Roper
                                               --------------------------------
                                                   William A. Roper
                                            Its:   Senior Vice President
                                                   and Chief Financial Officer